ALTERA CORPORATION
AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE
ALTERA CORPORATION 2005 EQUITY INCENTIVE PLAN
(UNITED STATES, VP AND ABOVE)
Unless otherwise defined herein, the terms defined in Altera's 2005 Equity Incentive Plan shall have the same defined meanings in this Performance Award Agreement (Restricted Stock Units) (the "Agreement").
You have been granted restricted stock units ("RSUs") subject to the terms and conditions of the Plan, the Notice of Restricted Stock Unit Grant ("Notice of Grant") and this Agreement.

1.
Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant. Settlement of RSUs shall be in Shares. Unless expressly determined otherwise by the Committee, prior services rendered to the Company by Participant shall constitute sufficient consideration for the payment of the par value per RSU (par value being $0.01 per Share).

2.
No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to vote such Shares, subject to the terms, conditions and restrictions described in the Plan and herein.

3.	Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant as additional RSUs.

4.
Cessation of Vesting Due to Employee Schedule Change. Notwithstanding the vesting provided for above, in the event a Participant who is an employee of the Company or a Subsidiary, who is regularly scheduled to work twenty (20) hours or more per week, voluntarily chooses (i.e., other than for reasons protected by law) to reduce his or her work schedule with the Company or a subsidiary to fewer than twenty (20) hours per week, the RSU’s subject to the award shall cease to vest during the period of time in which such employee regularly maintains such a schedule.

5.	No Transfer.The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

6.
Termination. If Participant's continuous employment or consultancy with the Company or any of its subsidiaries shall terminate for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

7.
Clawback. Except as prohibited by applicable law, the Company will be entitled to recover any RSU incentive compensation that Participant received where: (1) the compensation was based in whole or in part on financial information that was required to be reported under the Federal securities laws and that thereafter is the subject of a restatement of Company financial statements filed with the SEC; (2) the Company determines that the Participant engaged in fraud or other intentional misconduct that caused or substantially contributed to the need for the restatement; (3) the compensation provided to the Participant was higher than it should have been based on the Company’s financial statements as restated; and (4) the excess compensation was provided to the Participant within three years prior to the date that the restated financial statements were filed with the SEC. In each such instance, the Company will, to the extent practicable and subject to all applicable laws, seek to recover from the Participant the amount by which the Participant’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

8.
Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

9.
Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser prior to such settlement or disposition. Applicable withholding taxes shall be satisfied by the Company in its sole discretion by (i) withholding the applicable number of Shares otherwise deliverable upon settlement of the RSU in accordance with rules and procedures established by the Committee and/or (ii) sell or arrange for the sale of Shares to be issued on the vesting of RSUs to satisfy the withholding or payment obligation. There is no tax event upon granting of an RSU. Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held greater than one year from the date of settlement.

10.
Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

11.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

12.
Governing Law; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement is governed by California law except for that body of law pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

13.
NO GUARANTEE OF EMPLOYMENT. PARTICIPANT UNDERSTANDS AND AGREES THAT HIS OR HER EMPLOYMENT WITH THE COMPANY OR ITS SUBSIDIARIES IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSU'S PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY OR ITS SUBSIDIARY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RSU'S OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT'S RIGHT OR THE COMPANY'S AND/OR SUBSIDIARY'S RIGHT TO TERMINATE PARTICIPANT'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement. Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant's residence address.